                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 333-36705), the Registration Statement (Form S-8 No. 33-49758) pertaining to the 1989 Stock Option Plan, the Outside Directors Stock Option Plan and the Individual Written Compensation Agreement and the Registration Statements (Form S-8 Nos. 33-85744 and 333-07541) pertaining to the 1989 Stock Option Plan of our report dated April 21, 1995, with respect to the financial statements of Abaxis, Inc. included in this Annual Report (Form 10-K/A) for the year ended March 31, 1997.




                                                               ERNST & YOUNG LLP

San Jose, California
October 27, 1997